EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

        THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                 PLEASE VOTE,  SIGN, DATE AND PROMPTLY RETURN
                 YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                Please detach at perforation before mailing.

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                 MENTOR INCOME AND GROWTH PORTFOLIO,
                       a series of Mentor Funds


              PROXY FOR THE MEETING OF SHAREHOLDERS
                 TO BE HELD ON OCTOBER 15, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Paul F. Costello, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Mentor Income and Growth Portfolio, a series of Mentor Funds ("Mentor Income and Growth"), that the undersigned is entitled to vote at the special meeting of shareholders of Mentor Income and Growth to be held at 2:00 p.m. on Friday, October 15, 1999 at the offices of Mentor Funds, 901 East Byrd Street, Richmond, Virginia 23219 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 1999


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF MENTOR FUNDS.  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW
WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING
PROPOSALS.  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS
INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.  THE
BOARD OF TRUSTEES OF MENTOR FUNDS RECOMMENDS A VOTE FOR THE
PROPOSALS.  PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.  DO
NOT USE RED INK.  EXAMPLE:                           X

         1. To approve an Agreement and Plan of Conversion and Termination whereby Mentor Income and Growth will be reorganized as a series of Evergreen Equity Trust.

         ---- FOR                   ---- AGAINST          ---- ABSTAIN

         2. To approve the proposed changes to Mentor Income and Growth's fundamental investment restrictions.

         ---- FOR                   ---- AGAINST           ---- ABSTAIN

         3. To approve the proposed changes to Mentor Income and Growth's fundamental investment restrictions.

         ---- FOR                   ---- AGAINST            ---- ABSTAIN

         [  ]     To vote against the proposed changes to one or
                  more of the specific fundamental investment
                  restrictions, but to approve the others, fill in
                  the box at the left AND indicate the item
                  number(s) of the fundamental investment
                  restrictions you do not want to change on this
                  line:
                  -----------------------

         4. To approve an Agreement and Plan of Reorganization whereby Evergreen Capital Balanced Fund, a series of Evergreen Equity Trust, will (i) acquire all of the assets of Mentor Income and Growth in exchange for shares of Evergreen Capital Balanced Fund; and (ii) assume the identified liabilities of Mentor Income and Growth, as substantially described in the accompanying Prospectus/Proxy Statement.

         ---- FOR                   ---- AGAINST             ---- ABSTAIN

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         5. To consider and vote upon such other  matters as may  properly  come before said meeting or any adjournments thereof.

         ---- FOR                   ---- AGAINST             ---- ABSTAIN

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